UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 16, 2019
PTC Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	0-18059	04-2866152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Seaport Boulevard, Boston, MA		02210
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (781) 370-5000
Securities Registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $.01 par value per share	PTC	NASDAQ Global Select Market

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information

Item 2.02.
Results of Operations and Financial Condition.

On April 24, 2019, PTC Inc. announced its financial results for its second quarter ended March 30, 2019. PTC also posted a copy of its supplemental prepared remarks about the completed first quarter on the Investor Relations section of its website at www.ptc.com. Copies of the press release and the prepared remarks are furnished herewith as Exhibits 99.1 and 99.2, respectively.

Section 5 – Corporate Governance and Management

Item 5.02.
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer

On April 24, 2019, PTC announced the April 16, 2019 appointment of Kristian Talvitie as PTC’s Executive Vice President, Chief Financial Officer effective May 15, 2019.

Kristian Talvitie, age 49, has been the Chief Financial Officer of Syncsort Incorporated, a private software company specializing in Big Data, high speed sorting products and data integration software and services since October 2018. He served as Chief Financial Officer of Sovos Compliance, LLC, a private SaaS software company specializing in tax compliance software from July 2016 to October 2018, and served as the Corporate Vice President, Finance of PTC from July 2013 to July 2016 and as the Senior Vice President, Financial Planning and Analysis and Investor Relations of PTC from November 2010 to July 2013.

Mr. Talvitie will be paid a base salary of $415,000 per year and he will be eligible to earn a performance-based bonus of up to $437,500 under PTC’s annual Corporate Incentive Plan. Mr. Talvitie will be granted restricted stock units with a target value of $2,235,000 on his start date. Half of the units are subject to performance measures established by the Compensation Committee and are eligible to vest in three substantially equal installments in November 2019, 2020 and 2021 to the extent the performance measures for the applicable periods are achieved. The other half of the units will be service-based and will vest in three substantially equal installments on each of November 15, 2019, November 15, 2020 and November 15, 2021. Mr. Talvitie will also receive a sign-on cash bonus of $200,000, which amount is recoverable by PTC on a pro-rata basis if he voluntarily resigns within one year.

Mr. Talvitie is also eligible to enter into an Executive Agreement with PTC that provides certain compensation and benefits if his employment is terminated under specified circumstances or if a change in control of PTC occurs, all on the same terms provided for PTC’s non-CEO executive officers generally.

Andrew Miller to Remain for Transition Period

Andrew Miller, our current Executive Vice President, Chief Financial Officer,  whose intention to retire we announced on January 23, 2019, will remain with PTC for an undetermined period to ensure a smooth transition of the role to Mr. Talvitie.

Section 9 – Financial Statements and Exhibits

Item 9.01.
Financial Statements and Exhibits.

(d)                 Exhibits.

99.1
PTC Inc. press release dated April 24, 2019.

99.2
Prepared remarks posted by PTC Inc. on April 24, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Inc.

Date: April 24, 2019	By:	/s/ Andrew Miller
Andrew Miller
Executive Vice President, Chief Financial Officer